Penn Mutual
The Penn Insurance and Annuity Company

The Penn Insurance and Annuity Company
Philadelphia, PA 19172
1-800-873-6285, www.pennmutual.com

Individual Deferred Variable Annuity Application COMPACT

1. Product Name (Contract Minimums)

Deferred Variable Annuity
($2,000 Non-Qualified/$1,000 Qualified)

2. Owner

Name (First, Middle, Last or Trust/Entity) ☐ Male ☐ Female ☐ Trust/Entity

Date of Birth (mm/dd/yyyy) Social Security/Tax ID # Email Address

Street Address City State Zip

☐ US Citizen ☐ Resident Alien

Joint Owner (Optional - Not Available for Entity-Owned or Qualified Annuities)

Name (First, Middle, Last) ☐ Male ☐ Female

Date of Birth (mm/dd/yyyy) Social Security/Tax ID # Email Address

Street Address City State Zip

☐ US Citizen ☐ Resident Alien Relationship to Owner: ☐ Spouse ☐ Other

3. Annuitant - This section should be completed if Annuitant is different from Owner

Name (First, Middle, Last) ☐ Male ☐ Female

Date of Birth (mm/dd/yyyy) Social Security/Tax ID # Email Address

Street Address City State Zip

☐ US Citizen ☐ Resident Alien Relationship to Owner: ☐ Spouse ☐ Other

☐ Joint Annuitant ☐ Contingent Annuitant Same as: ☐ Owner ☐ Joint Owner
(Please reference the Annuity Application Instructions for eligibility.)

Name (First, Middle, Last) ☐ Male ☐ Female

Date of Birth (mm/dd/yyyy) Social Security/Tax ID # Email Address

Street Address City State Zip

☐ US Citizen ☐ Resident Alien Relationship to Owner: ☐ Spouse ☐ Other

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4. Beneficiaries – if a beneficiary is not selected, the estate of the owner will be the beneficiary. Contingent beneficiaries receive proceeds only if all primary beneficiaries pre-decease the owners. If jointly owned, both owners must be named primary beneficiaries. For contracts with joint-elected riders, the contingent or joint annuitant must be named as the sole primary beneficiary. Please use whole percentages. Beneficiary #1 - Primary [    ] Male [    ] Female Name (First, Middle, Last or Trust/Entity) Relationship to Owner Date of Birth (mm/dd/yyyy) Social Security / Tax ID# % of Proceeds Beneficiary #2 [    ] Primary [    ] Contingent [    ] Male [    ] Female Name (First, Middle, Last or Trust/Entity) Relationship to Owner Date of Birth (mm/dd/yyyy) Social Security / Tax ID# % of Proceeds Beneficiary #3 [    ] Primary [    ] Contingent [    ] Male [    ] Female Name (First, Middle, Last or Trust/Entity) Relationship to Owner Date of Birth (mm/dd/yyyy) Social Security / Tax ID# % of Proceeds Beneficiary #4 [    ] Primary [    ] Contingent [    ] Male [    ] Female Name (First, Middle, Last or Trust/Entity) Relationship to Owner Date of Birth (mm/dd/yyyy) Social Security / Tax ID# % of Proceeds To name additional beneficiaries please use the space provided in Section 11 or enclose a signed and dated letter. 5. Employer Sponsored Retirement Plans Existing plan? [    ] Yes [    ] No Name of Existing Plan or Plan # Amount to be Billed $ New Plan – Complete if payor is different than the owner Billing Requested [    ] Yes [    ] No Plan Name Attention Street Address City, State, Zip 6. Traditional / Roth Stretch IRAs Deceased Name (First, Middle, Last or Trust/Entity) Relationship to Deceased Deceased Date of Death (mm/dd/yyyy) Deceased Date of Birth (mm/dd/yyyy) Deceased Social Security Number PM9003COM ICC23 PM9003COM Page 2 of 9 09/23

7. Type of Contract Being Requested (Complete A or B)

A. Non-Qualified Registration:

☐ Individual ☐ Trust ☐ Entity ☐ Other ______________

Trusts must provide the completed PM6389. Corporations must provide a copy of the corporate resolution.

B. Qualified Registration:

☐ Traditional IRA (tax year______) ☐ Roth IRA (tax year______) ☐ SEP IRA

☐ Traditional Stretch IRA ☐ Roth Stretch IRA ☐ Custodial IRA

☐ Traditional Defined Benefit Plan (Pre-approval is required) ☐ Other______________________

Have you satisfied your RMD for all the contracts being transferred? ☐ Yes ☐ No ☐ N/A

If no, RMD must be satisfied prior to transfer.

C. Funding

Source	Payment	Institution Name	Current Value/ Premium Amount
Direct Payment	☐ Check ☐ Wire		$
1035 Exchange/Transfer	☐ 1035 Exchange (Non Qualified) ☐ Transfer ☐ Rollover (please select one option below) ☐ I am requesting funds directly from Institution ☐ Penn Mutual is to request funds from Institution Paperwork is included with the application		$
1035 Exchange/Transfer	☐ 1035 Exchange (Non Qualified) ☐ Transfer ☐ Rollover (please select one option below) ☐ I am requesting funds directly from Institution ☐ Penn Mutual is to request funds from Institution Paperwork is included with the application		$
		Total Investment	$

To name any additional funding for this application, please use the space provided in Section 11 Remarks or enclose a signed and dated letter.

8. Replacement (This section must be completed)

Does the Owner or Annuitant have existing annuity or life insurance contracts? ☐Yes ☐No

If yes, and the state is a National Association of Insurance Commissioners (NAIC) state, you must complete the state replacement forms, even if the contracts are not being replaced.

Will this contract replace (in whole or in part) or change any existing annuity or life insurance contract(s)? ☐ Yes ☐No

If yes, list below each existing policy or contract you are replacing or changing and complete the applicable state specific form(s).

Company Name	Contract / Policy Number	Line of Business

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9. Optional Riders When Choosing an optional rider below, please select single or joint as well as the rider. Both a living benefit rider and/or a death benefit rider may be elected. [    ] Single [    ] Joint Living Benefit Riders (may select one) [    ] Guaranteed Income Rider [    ] Accumulation Income Rider [    ] Guaranteed Minimum Accumulation Rider-7 Year [    ] Guaranteed Minimum Accumulation Rider-10 Year Death Benefit Rider (may select in addition to a living benefit rider or as a standalone rider) [    ] Enhanced Death Benefit Rider If selecting a joint rider, please indicate if Annuitant is Joint or Contingent in Section 3. If any optional rider I have selected in this section cannot be added to the contract due to age restriction, state availability or product, I understand that the contract will be issued without the rider. 10. Investment Selection A. Automatic Asset Rebalancing (AAR)- Minimum Initial Deposit $10,000 [    ] I elect to have the total of the assets in all funds automatically rebalanced on the last business day of each quarter into the funds selected in Column A, Section C. Dollar Cost Averaging and Automatic Asset Rebalancing cannot be on a contract at the same time. Automatic Asset Rebalancing will not be added to the contract if only one fund is selected. B. Optional Dollar Cost Averaging Program (DCA) - Minimum Initial Deposit $10,000 Dollar Cost Averaging is an optional program which involves the systematic transfers of specific dollar amounts each month from a fixed investment to one or more investments listed below. If you would like any portion of the initial payment to be allocated to the DCA program please complete both column A and B, Section C. [    ] I elect % to DCA from one of the following accounts. Funds will transfer in equal monthly installments to the funds selected in Column B, Section C. [    ] 6-Month Fixed [    ] 12-Month Fixed Dollar Cost Averaging and Automatic Asset Rebalancing cannot be on a contract at the same time. DCA transfers will occur on the 15th of each month after issue and will continue for the time period elected above. It will stop if Penn Mutual receives a request from the owner or the source funds have been depleted, and will resume if new funds are received. PM9003COM ICC23 PM9003COM Page 4 of 9 09/23

10. Investment Selection (continued)

C. Payment Allocation

Please specify how you would like your annuity premiums invested in Column A below. Allocations must be in whole percentages and must total 100%, including any portion allocated to DCA.

Values and payments under this contract, when based on the Investment Experience of a Separate Account are variable. They may decrease or increase and are not guaranteed as to a fixed dollar amount.

	A. Initial	B. DCA
Domestic Large Blend		
Equity Index The Vanguard Group, Inc.	______%	______%
Total Stock Market Index The Vanguard Group, Inc.	______%	______%
Intermediate-Term Bond		
Global Bond Index The Vanguard Group, Inc.	______%	______%
Total Bond Market Index The Vanguard Group, Inc.	______%	______%
Domestic Mid Blend		
Mid-Cap Index The Vanguard Group, Inc.	______%	______%
Moderate Allocation		
Moderate Allocation The Vanguard Group, Inc.	______%	______%
Balanced Wellington Management Company LLP	______%	______%
International Large Blend		
Total International Stock Market Index The Vanguard Group, Inc.	______%	______%
Conservative Allocation		
Conservative Allocation The Vanguard Group, Inc.	______%	______%
Domestic Large Growth		
Capital Growth PRIMECAP Management Company	______%	______%
Growth Wellington Management Company LLP	______%	______%

	A. Initial	B. DCA
Domestic Large Value		
Diversified Value Hotchkis and Wiley Capital Management LLC and Lazard Asset Management LLC	______%	______%
Equity Income Wellington Management Company LLP and The Vanguard Group, Inc.	______%	______%
High Yield Bond		
High Yield Bond Wellington Management Company LLP and The Vanguard Group, Inc.	______%	______%
International Large Growth		
International Baillie Gifford Overseas Ltd. and Schroder Investment Management North America Inc.	______%	______%
Real Estate		
Real Estate Index The Vanguard Group, Inc.	______%	______%
Domestic Small Growth		
Small Company Growth ArrowMark Colorado Holdings LLC and The Vanguard Group, Inc.	______%	______%
Fixed Funds		
Short-Term Fixed Account (1 year)*	%	
6 Month Fixed (DCA Only)	______%	
12 Month Fixed (DCA Only)	______%	
Total (must equal 100%)	______%	______%

* Not available when the Guaranteed Income Rider, Accumulation Income Rider, Guaranteed Minimum Accumulation Rider or Enhanced Death Benefit Rider are elected.

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11. Remarks 12. Fraud Notices Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under the state law. 13. Terms of Agreement - Consent to Electronic Signature and Electronic Document Delivery For the purposes of this consent form, “you” and “your” means that proposed Owner and “we”, “us”, “our” and “company” means The Penn Mutual Life Insurance Company and/or The Penn Insurance and Annuity Company and its successors and its assignees and Agents. Conducting business with the company electronically includes: signing and receiving documents electronically; signing documents electronically using electronic signature; and allowing the company to accept instructions regarding this contract from you electronically. You are not required to conduct business with the company electronically. However, if you choose to conduct business with the company electronically, you must agree to the following terms and conditions. Please read this document carefully prior to providing your consent. 1. Use of Electronic Signature- You are consenting to the use of your electronic signature on documents including or related to an application for an annuity, and agree that your electronic signatures on such document(s) is the legal equivalent of your manual signature. 2. Use of Voice Signature - You are consenting to the use of your voice signature on documents including or related to an application for an annuity, and agree that your voice signature on such document(s) is the legal equivalent of your manual signature. 3. Telephone Instructions - You are consenting to allowing the company to accept telephonic instructions from you in relation to this contract. 4. Scope of Communications to be Provided Electronically - You are consenting to the receipt of electronic documents in connection with an application for an annuity and documents which may be sent to you as the owner of a contract. This includes current and future legal and regulatory disclosures, notices, correspondence, and other materials, which are referred to as communications in this document. The company may choose to provide communications in paper rather than electronically. 5. Method of Providing Communications to You in Electronic Form - All communications that we provide to you in electronic form will either be provided online as part of this annuity transaction or sent to you via email. 6. How to Withdraw or Reject Providing Consent - If you do not want to continue with this electronic transaction, you have the right to reject providing your consent. You can choose not to accept these terms and conditions by declining to sign this form, decline to sign any document in your signing session, or allow the transaction to expire. In that event, you can complete this transaction by requesting that a paper form(s) be mailed to you and returning the signed form(s) to the company. You may also sign this consent form, complete this transaction electronically and, after completion, you may withdraw your consent to sign or receive future communications electronically by contacting us at The Penn Mutual Life Insurance Company, Philadelphia, PA 19172 or by calling 1-800-523-0650. In that event, the withdrawal of your consent will be effective on the date we receive it and all future communications will be sent to you in paper at no additional expense. 7. Requesting Paper Copies - We will not send you a paper copy of communications provided electronically unless you request it. To obtain a paper copy, you may print it yourself or request a copy by contacting the company at the address or phone number shown above. 8. Communications in Writing - You are agreeing that all communications provided by the company electronically will be considered “in writing”. PM9003COM ICC23 PM9003COM Page 6 of 9 09/23

13. Terms of Agreement - Consent to Electronic Signature and Electronic Document Delivery (continued) 9. Valid and Current Email Address, Notification and Updates - Your current valid email address is required in order for you to obtain documents electronically. You agree to keep the company informed of any changes in your email address. To update the email address to which the company sends electronic communications to you, contact the company at the address or phone number shown above. You can also send a secure email updating your email address to pmlweb@pennmutual.com. It is your responsibility to keep your email address current. 10. Hardware and Software Requirements - To conduct business with the company electronically, you will need the following minimum hardware and software requirements. Browsers: Safari 9.0 or above; Internet Explorer 10.0 or above (Windows Only); Google Chrome 50.0 or above. Mobile Signing: Apple iOS 4.0 or above. Android 2.2 or above. PDF Reader: Acrobat® or similar software may be required to view and print PDF files. To obtain free pdf software, go to www.adobe.com to download. Screen Resolution: 1024 x 168 minimum Enabled Security Settings: Allow per session cookies Acknowledgement and Signature of Owner You are agreeing that you have access to the Internet for the purposes of accepting electronic delivery of these documents. To retain copies of documents delivered to you electronically, you may save them, print them, or email them to where you can save or print them. To save an electronic copy, you may need up to 13,000 bytes per page. You may also view your contract and any other information by logging onto www.pennmutual.com. You are responsible for installation, maintenance and operation of your computer, browser and software. There are inherent risks involved in using an online system such as Internet or electrical outages, malfunction of your computer, browser or software, computer viruses or related problems associated with the use of an online system. In agreeing to conduct business with the company electronically, you assume those risks. By electronically signing this form, you are confirming that: You can access this information electronically as well as print and/or save the information electronically for your future reference. You agree to the terms and conditions of this Consent to Electronic Signature and Electronic Document Delivery. You wish to proceed with this electronic annuity application process. Proper identification must be provided for all electronic and telephonic transactions. We have implemented reasonable controls and procedures to confirm that electronic and telephonic transactions are authorized and genuine. The company will be held harmless for any claim, liability, loss or cost when it has followed these procedures prior to processing a transaction. [    ] I consent to these terms of electronic signature and electronic document delivery. [    ] I do not consent to these terms of electronic signature and electronic document delivery. YOU SHOULD PRINT OR SAVE A COPY OF THIS AGREEMENT FOR YOUR RECORDS AND FOR FUTURE REFERENCE. PM9003COM ICC23 PM9003COM Page 7 of 9 09/23

14. Disclosures IRS Annuity Aggregation Rules Under IRS regulations, all deferred annuity contracts issued by the same insurance company to the same policyholder during a calendar year are treated as one annuity contract. Under the IRS aggregation rules, all amounts received from such annuities are aggregated for tax calculation and tax reporting purposes. Revenue Procedure 2011-38 The IRS states that a partial 1035 exchange will be treated as tax-free unless deferred annuity withdrawals are taken within 180 days. Notice for Annuity Purchase in Qualified Plans The reasons for the purchase of a deferred annuity should not include tax deferral when the annuity is intended for use in a tax-qualified retirement plan such as a 401( a) or IRA. The tax deferral is already provided by the tax-qualified retirement plan. In these situations, the reasons for the purchase of an annuity should focus on other benefits, such as lifetime income payments, family protection through an enhanced death benefit, multiple fund managers and guaranteed fees. Qualified Plan/Charitable Remainder Trust (CRT) Tax Reporting The Penn Insurance and Annuity Company will not be responsible for any administration or tax reporting for any of the contracts that it issues for the Trust. The Plan Trustee will be responsible for all administration, including tax reporting, trust accounting calculation of trust distribution requirements, annual trust return filings, etc. The Trustee may, at their discretion, retain a qualified Third-Party Administrator (TPA) to perform administration and tax reporting. Deferred Annuity Contracts Owned by Non-Natural Entities Deferred annuity contracts owned by non-natural entities do not qualify for tax-deferred treatment of gains in the contract. CCPA By accepting this Agreement, you acknowledge and agree that Penn Mutual collects information about you from many sources, including from you directly, and uses this information for a variety of business purposes including enabling the offering of our products or services. Additionally, Penn Mutual shares your information with certain service providers who assist us with our business and to provide our products and services to you. You agree that a description of certain rights granted to California residents has been made available to you at the following web URL: https://www.pennmutual.com/privacy-policies PM9003COM ICC23 PM9003COM Page 8 of 9 09/23

15. Acknowledgments and Signatures I understand that this contract will not be issued until Penn Mutual has received the minimum payment required to open a contract. I understand that unless I select an alternate date, variable deferred annuities will annuitize at age 100 (of the younger annuitant if a joint contract) or the maximum age allowed by the state of issue. Selection of an alternate date is not recommended for variable contracts that have elected a rider. Alternate Annuitization Date (mm/dd/yyyy) I hereby represent that my understandings, statements and answers to all of the above sections are correct and true to the best of my knowledge and belief. By signing below, I understand that: a) This annuity is a long term commitment to meet insurance needs and financial goals. The annuity applied for is suitable for my investment objectives and my financial situation and needs; b) My signature certifies, under penalty or perjury: 1) The number shown in this application as my social security number or taxpayer identification number is correct; and 2) I am not subject to backup withholding because I have not been notified by the IRS that I am subject to backup withholding as a failure to report all interest or dividends and, or the IRS has notified me that I am no longer subject to back up withholding, or I am exempt from backup withholding. By signing below, I acknowledge receipt of the disclosure (prospectus for variable annuity sales) and an annuity buyer’s guide, if required by my state. [    ] Check this box if you are subject to backup withholding under section 3406(a)(1)(c) of the Internal Revenue Code. Signed at (City) State Sign Owner Signature/Title Date (mm/dd/yyyy) If signing on behalf of an entity, you must indicate official title /position within the entity; If signing as a trustee for a trust, please provide the trustee designation. Sign Joint Owner Signature Date (mm/dd/yyyy) Sign Annuitant Signature (if not an Owner) Date (mm/dd/yyyy) Sign Joint / Contingent Annuitant (if not an Owner) Date (mm/dd/yyyy) 16. Mailing Instructions Mail completed forms to: Regular Mail Delivery The Penn Mutual Life Insurance Company P.O. Box 825799 Philadelphia, PA 19812-5799 Or by fax to: 215-956-7950 Attn: Annuity New Business Or by email to: AnnuityNewBusiness@pennmutual.com Overnight Service, Certified or Registered Mail Delivery The Penn Mutual Life Insurance Company Lockbox #825799 525 Fellowship Rd., Suite 330 Mt. Laurel, NJ 08054-3415 PM9003COM ICC23 PM9003COM Page 9 of 9 09/23